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                                                                  EXHIBIT 99.01


                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                         OPERATING SEGMENT INFORMATION
             (SALES REVENUE CHANGE, VOLUME EFFECT AND PRICE EFFECT)


                                                                          THIRD QUARTER, 2000
                                                                ------------------------------------
                                                                            CHANGE IN REVENUE DUE TO
                                                                            ------------------------
                                                                 REVENUE        VOLUME        PRICE
                                                                % CHANGE        EFFECT        EFFECT
                                                                ------------------------------------

Chemicals segment
      Products:
         Coatings, adhesives, specialty polymers
             and inks                                            55%              --              --
         Fine chemicals(1)                                      (16)              --              --
         Performance chemicals and intermediates(1)              16               --              --
                                                               ----             ----            ----
             Total Chemicals segment(1)                          26%              22%              9%
                                                               ----             ----            ----

Polymers segment
      Products:
         Container plastics                                      16%              --              --
         Fibers                                                   4               --              --
         Specialty plastics                                       4               --              --
                                                               ----             ----            ----
             Total Polymers segment                               8%              (1)%            13%
                                                               ----             ----            ----

Total Eastman(1)                                                 17%              10%             11%
                                                               ====             ====            ====


                                                                        FIRST NINE MONTHS, 2000
                                                                ------------------------------------
                                                                            CHANGE IN REVENUE DUE TO
                                                                            ------------------------
                                                                 REVENUE        VOLUME        PRICE
                                                                % CHANGE        EFFECT        EFFECT
                                                                ------------------------------------

Chemicals segment
      Products:
         Coatings, adhesives, specialty polymers
             and inks                                            41%              --              --
         Fine chemicals(1)                                      (11)              --              --
         Performance chemicals and intermediates(1)              14               --              --
                                                               ----             ----            ----
             Total Chemicals segment(1)                          20%              16%              8%
                                                               ----             ----            ----

Polymers segment
      Products:
         Container plastics                                      26%              --              --
         Fibers                                                  --               --              --
         Specialty plastics                                      15               --              --
                                                               ----             ----            ----
             Total Polymers segment                              15%               4%             15%
                                                               ----             ----            ----

Total Eastman(1)                                                 18%               9%             12%
                                                               ====             ====            ====

(1) Prior year amounts include sales and costs related to certain previously announced discontinued products.


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